Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), entered into as of July 17, 2006, is by and between Y-Tel International, Inc., a Delaware corporation (hereinafter referred to as the “YTLI”) and Sunrise Broadband Group, Inc., a Nevada Corporation (hereinafter referred to as “SBBD”) pursuant to Title 8, Section 252 of the Delaware General Corporation Law  (the “DGCL”) and Article 92A.100 of the Nevada Revised Statutes (the “NRS”), respectively.

W I T N E S S E T H:

            WHEREAS, YTLI is a public corporation engaged in the business of WiFi (“Wireless Fidelity”) and VoIP telecommunications; and

            WHEREAS, SBBD has purchased and is currently negotiating to purchase additional various operating entities and other assets for the purpose of engaging in the rural cable television industry (the “SBBD Acquisitions”).  SBBD is currently in the industry of IP based (“Internet Protocol”), Cable TV, Wireless, Hi-speed, VoIP (“Voice over Internet Protocol”) internet solution and has provided to YTLI the business plan relevant thereto; and

WHEREAS, the respective Boards of Directors of SBBD and YTLI have adopted resolutions approving and adopting the proposed merger (the “Merger”) of SBBD with and into YTLI upon the terms and conditions hereinafter set forth in this Agreement; and

WHEREAS, YTLI and SBBD intend that the Merger of SBBD with and into YTLI as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder; and

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1      The Merger.    Subject to the terms and conditions of this Agreement, on the Effective Date, SBBD will be merged with and into YTLI, the separate existence of SBBD shall thereupon cease and YTLI’s name shall be changed to “Sunrise Broadband Holdings, Inc.”  YTLI shall be the “Surviving Corporation” in the Merger, and shall continue its existence under the new name under the laws of the State of Delaware.  The Merger shall have the effects set forth in Article 92A.100 of the NRS and Title 8, Section 252 of the DGCL.

Section 1.2      Effective time of the Merger. The parties hereto shall cause Articles of Merger (the “Articles of Merger”) that meet the requirements of the applicable provisions of the NRS and a Certificate of Merger (the “Certificate of Merger”) that meets the requirements of the applicable provisions of the DGCL to be properly executed and filed with the Secretary of State of Nevada and Delaware on the Closing Date.  The Merger shall be effective upon the later of either (a) the time of acceptance of the filing of the Articles of Merger with the Secretary of State of Nevada; or (B) the time of acceptance of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the respective state law requirements; or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Date”).  The Parties shall cause the Articles of Merger and the Certificate of Merger to be executed and filed as aforesaid on the Closing Date upon the satisfaction or waiver of the conditions contained in Articles VII and VIII.

Section 1.3      The Surviving Corporation.

(a)        Articles of Incorporation.  The Articles of Incorporation of the YTLI shall be the Articles of Incorporation of the Surviving Corporation.

(b)        Bylaws.  The Bylaws of YTLI as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

(c)        Directors and Officers.  The directors and officers of the Surviving Corporation shall be as set forth on Exhibit “A” from the effective date until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

Section 1.4      Conversion of Shares.  At the Effective Date, by virtue of the Merger and without any action on the part of YTLI and/or any holder of SBBD common stock, subject to the limitations contained herein, including but not limited to Section 1.7, all shares of common stock of SBBD (“SBBD Common Stock”) which are issued and outstanding immediately prior to the Effective Date shall be automatically converted into the right to receive shares of fully paid and non-assessable common stock of YTLI (the “YTLI Common Stock”) on a one (1) share for one (1) share basis and the holders of warrants for the purchase of SBBD common stock shall receive warrants for the purchase of YTLI common stock on substantially the same terms as set forth in the SBBD warrants.  As of June 30, 2006, SBBD had one hundred forty eight million six hundred fourteen thousand one hundred and ten (148,614,110) common shares and warrants for the purchase of three million three thousand seven hundred and fifty (3,003,750) shares of SBBD common stock outstanding. On the Effective Date, assuming no change in the number of SBBD shares and warrants issued and outstanding, the shareholders and warrant holders of SBBD will have the right to receive one hundred forty eight million six hundred fourteen thousand one hundred and ten (148,614,110) shares of YTLI common stock and warrants for the purchase of three million three thousand seven hundred and fifty (3,003,750) shares of common stock of YTLI immediately issued to them, pro rata, in proportion to their respective ownership of SBBD common stock and warrants held by them immediately prior to the Effective Date.

            Section 1.5      Exchange of Certificates.

(a)        As soon as reasonably practicable after the Effective Date, YTLI shall mail to each holder of SBBD Common Stock  (i) a letter of transmittal containing customary provisions (the “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the certificate or certificates representing such SBBD Common Stock (the “Certificates”) shall pass, only upon delivery of the Certificates to YTLI and shall otherwise be in such form and contain such other provisions as YTLI may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.  Upon surrender of such Certificate or Certificates for cancellation to YTLI or to such agent or agents as may be appointed by YTLI, together with the Letter of Transmittal, duly executed, for each share formerly represented by each such Certificate, YTLI shall promptly deliver to each such Stockholder certificates representing the shares of YTLI Common Stock in accordance with Section 1.4 hereof.

(b)        In the event that any certificates for any shares of YTLI Common Stock are to be issued in a name other than that in which the Certificates representing shares of SBBD Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the certificate or certificates so surrendered shall be properly endorsed with a medallion guarantee or be otherwise in proper form for transfer and that the Person requesting such exchange shall pay to YTLI any transfer or other taxes required by reason of the issuance of certificates for such shares of YTLI Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the YTLI that such tax has been paid or is not applicable.

(c)        Until surrendered, Certificates representing shares of SBBD Common Stock shall represent solely the right to receive YTLI Common Stock in accordance with Section 1.4, and after the Effective Date, if applicable, any dividends or other distributions with respect to YTLI Common Stock, in each case, without any interest thereon with respect to YTLI Common Stock.  Neither YTLI nor any Party hereto shall be liable to a holder of shares of SBBD Common Stock for any amount properly delivered to a public official pursuant to any applicable escheat laws.  If any Certificates representing shares of SBBD Common Stock entitled to be exchanged for YTLI Common Stock in accordance with Section 1.4 hereof shall not have been surrendered for such exchange prior to the first anniversary of the Closing Date, such shares of SBBD Common Stock shall, to the extent permitted by applicable law, be deemed to be cancelled and no YTLI Common Stock shall be due to the holder thereof in accordance with Section 1.4.  Notwithstanding the foregoing, neither YTLI nor any Party hereto shall be liable to a holder of shares of SBBD Common Stock for any amount properly delivered to a public official pursuant to any applicable escheat laws.

Section 1.6      Exchange of Warrants.

(a)        As soon as reasonably practicable after the Effective Date, YTLI shall mail to each holder of warrants for the purchase of SBBD Common Stock  (i) a letter of transmittal containing customary provisions (the “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the warrant or warrants representing the right to purchase SBBD Common Stock (the “Warrants”) shall pass, only upon delivery of the Warrants to YTLI and shall otherwise be in such form and contain such other provisions as YTLI may reasonably specify, and (ii) instructions for use in effecting the surrender of the Warrants in exchange for warrants for the purchase of YTLI common stock (“YTLI Warrants”) in accordance with Section 1.4 hereof.  Upon surrender of such Warrant or Warrants for cancellation to YTLI or to such agent or agents as may be appointed by YTLI, together with the Letter of Transmittal, duly executed, for each Warrant, YTLI shall promptly deliver to each such Warrantholder warrants representing the right to purchase shares of YTLI Common Stock in accordance with Section 1.4 hereof.

(b)        Until surrendered, Warrants representing the right to purchase shares of SBBD Common Stock shall represent solely the right to purchase shares of YTLI Common Stock in accordance with Section 1.4, and after the Effective Date.  If any Warrants representing rights to purchase shares of SBBD Common Stock entitled to be exchanged for YTLI Warrants in accordance with Section 1.4 hereof shall not have been surrendered for such exchange prior to the first anniversary of the Closing Date, such Warrants shall, to the extent permitted by applicable law, be deemed to be cancelled and no YTLI Warrants shall be due to the holder thereof in accordance with Section 1.4.

Section 1.7      Dissenting Shares.  Each share of SBBD Common Stock issued and outstanding immediately prior to the Effective Date not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter’s rights and has perfected such rights as required by the Nevada Revised Statutes, is herein called a “Dissenting Share.”  Dissenting Shares shall not be converted into or represent the right to receive YTLI Common Stock pursuant to Section 1.4 and shall be entitled only to such rights as are available to such holder pursuant to the Nevada Revised Statutes, unless the holder thereof shall have withdrawn or forfeited his dissenter’s rights.  Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the Nevada Revised Statutes.  YTLI will pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of the Nevada Revised Statutes.  If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter’s rights under the Nevada Revised Statutes, such Dissenting Shares shall be converted into the right to receive YTLI Common Stock in accordance with Section 1.4.

Section 1.8      Tax-Free Reorganization.  The parties hereto intend that the Merger shall constitute reorganization within the meaning of Section 368 of the Code.  The parties hereto adopt this Agreement as a “Plan of Merger and Reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations promulgated thereunder.

Section 1.9            Further Documents.  Each party hereto will, either prior to or after the Effective Date, execute such further Documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the other parties to consummate the Merger, to vest the Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of SBBD, or to effect the other purposes of this Agreement.

Section 1.10    Adjustment of Exchange Ratio.  The Exchange Ratio shall be adjusted in the event of any consolidation, reorganization, recapitalization, stock split, stock dividend or other like event that occurs between the date of this Agreement and the Closing Date, with respect to the YTLI Common Stock.

Section 1.11    Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (i) at the offices of Godwin Pappas Langley Ronquillo, LLP, 1201 Elm Street, Suite 1700, Dallas, Texas 75270, at 9:00 A.M. local time on the day which is the third business day after the day on which the last of the conditions set forth in Articles VII and VIII is fulfilled or waived in writing (other than those conditions that are not capable of being satisfied until the Closing, but subject to the waiver in writing or satisfaction of these conditions) or (ii) at such other time and place as SBBD and the YTLI shall agree in writing (the “Closing Date”).

Section 1.12    Closing of SBBD’s Transfer Books.  At the Effective Date, the stock transfer books of the SBBD shall be closed and no transfer of shares of SBBD Common Stock or SBBD Warrants shall be made thereafter.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF YTLI

Except as otherwise provided, YTLI represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date (it being acknowledged and agreed that indemnification for any breaches of the representations and warranties set forth in this Article II shall be as provided in Article X below):

Section 2.1      Organization and Good Standing; Qualification.  YTLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  YTLI is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

Section 2.2      Capitalization.  The authorized capital stock of YTLI consists of Four Hundred Million (400,000,000) shares of common stock, par value $0.0001 per share and Fifty Million (50,000,000) shares of preferred stock, par value $.0001.  As of the date hereof, there are currently Twenty One Million Four Hundred Twenty Four Thousand Seven Hundred Ninety One (21,424,791) common shares, two million five hundred thousand (2,500,000) options to purchase common stock, and One Hundred Four Thousand (104,000) warrants issued and outstanding and no shares of preferred stock issued or outstanding. Of the common shares currently issued and outstanding, Two Million Six Hundred Fifty Thousand (2,650,000) (the “Mercatus Shares”) were issued and delivered to an escrow account in connection with a pending sale of such shares to Mercatus & Partners, L.P. (“Mercatus”) for potential aggregate consideration of $1,200,000. In the event that the consideration for the Mercatus Shares is not delivered by Mercatus, issuance of the Mercatus Shares will be cancelled by the closing date.

Section 2.3      Authorization and Validity.  The execution, delivery and performance by YTLI of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been or will be approved and duly authorized by all directors and the holders of a majority of the issued and outstanding common stock of YTLI pursuant to the laws of the State of Delaware.  This Agreement and the Related Agreements have been, or will be as of the Closing Date, duly executed and delivered by YTLI and constitute, or will constitute legal, valid and binding obligations of YTLI, enforceable against YTLI in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies, subject to approval by the shareholders of YTLI.  The merger of SBBD with and into YTLI as set forth herein will not impair the ability or authority of YTLI to carry on its business as now conducted in any respect.

Section 2.4      No Violation.  Neither the execution, delivery or performance of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of YTLI or any agreement, indenture or other instrument under which YTLI is bound or to which YTLI Common Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon YTLI Common Stock of YTLI, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over YTLI Common Stock.

Section 2.5      Consents and Approvals.  No consent, waiver, authorization or approval of any governmental entity, and no declaration or notice to or filing or registration with any governmental entity, is required in connection with the execution and delivery of this Agreement by YTLI or the performance by the YTLI of their obligations hereunder or thereunder, except for  such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, a materially adverse effect on YTLI or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 2.6      Securities Exchange Commission (“SEC”) Filings.

(a)        YTLI has filed each report and definitive proxy statement or information statement (together with all amendments thereof and supplements thereto) required to be filed by YTLI pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC (as such documents have since the time of their filing been amended or supplemented, the “SEC Reports”).  As of their respective dates, after giving effect to any amendments or supplements thereto, the SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)        The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of YTLI as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

Section 2.7      Liabilities and Obligations.  The Financial Statements reflect all liabilities of YTLI, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof.  All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated.  Except as set forth in the Financial Statements, YTLI is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and YTLI does not know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

Section 2.8      Assets.  YTLI hereby represents and warrants as follows:

(a)        Intellectual Property.  YTLI currently holds two (2) pending patents; one for Celnet and the second for a router based WiFi phone.

(b)        Personal Property.  YTLI has approximately $149,000 in telecommunications equipment as of the date of this agreement.

(c)        Leases.  Other than as previously disclosed to SBBD, YTLI currently holds two month-to-month leases; one for co-location in Dallas, Texas at $400 per month and the second for general office space in Baton Rouge, Louisiana at $300 per month.

Section 2.9      Commitments.

(a)        Commitments; Defaults.  Except as set forth in Exhibit “C” attached hereto, YTLI has not entered into any other commitments, nor is YTLI’s Common Stock or the business of YTLI bound by, whether or not in writing, any other:

(i)         partnership or joint venture agreement;

(ii)        deed of trust or other security agreement;

(iii)       guaranty or suretyship, indemnification or contribution agreement or performance bond;

(iv)       employment, consulting or compensation agreement or arrangement including the election or retention in office of any director or officer;

(v)        labor or collective bargaining agreement;

(vi)       debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

(vii)      deed or other document evidencing an interest in or contract to purchase or sell real property;

(viii)           agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

(ix)       lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

(x)        agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of YTLI;

(xi)       powers of attorney;

(xii)      contracts containing non-compete covenants;

(xiii)      agreement relating to any material matter or transaction in which an interest is held by any person or entity;

(xiv)     any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of YTLI or any Subsidiary.

Section 2.10    Adverse Agreements.  YTLI is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects, or may in the future materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of YTLI.

Section 2.11    Insurance.  YTLI does not carry property, liability, workers’ compensation and such other types of insurance.

            Section 2.12    Taxes.

(a)        All tax returns that have been required to be filed by YTLI have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects.

(b)        All Taxes of YTLI which have become due, if any (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid.  YTLI have withheld and paid over all Taxes required to have been withheld and paid over by them and have complied with all information reporting and back-up withholding requirements relating to Taxes.

Section 2.13    Finder’s Fee.  YTLI has not incurred any obligation for any finder’s, brokers or agent’s fee in connection with the transactions contemplated hereby.

Section 2.14    Litigation.  YTLI has not incurred any legal actions or administrative proceedings or investigations instituted or, to the knowledge of YTLI, threatened, against or affecting, or that could affect, YTLI, any of YTLI’s Common Stock.

Section 2.15    Certain Payments.  YTLI nor any director, officer or, to the knowledge of YTLI, employee, of YTLI has not paid or caused to be paid, directly or indirectly, in connection with the business of YTLI (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SBBD

SBBD, represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date (it being acknowledged and agreed that indemnification for any breaches of the representations and warranties set forth in this Article II shall be as provided in Article X below):

Section 3.1      Organization and Good Standing; Qualification.  SBBD is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  SBBD is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

Section 3.2      Capitalization.

            (a)        The authorized capital stock of SBBD consists of Two Hundred Million (200,000,000) shares of common stock, par value $.001 per share, and Twenty Five Million (25,000,000) shares of preferred stock, par value $.001 per share.  As of the date hereof, one hundred forty eight million six hundred fourteen thousand one hundred ten (148,614,110) shares of SBBD Common Stock and warrants for the purchase of three million three thousand seven hundred fifty (3,003,750) shares of SBBC Common Stock are currently issued and outstanding.  No shares of SBBD preferred stock will be issued and outstanding as of the Closing Date.

Section 3.4      Corporate Records.  The copies of SBBD’s Articles and Certificate of Incorporation, as amended and Bylaws, and all amendments thereto, that have been delivered to YTLI are true, correct and complete copies thereof, as in effect on the date hereof.  The minute books of SBBD, copies of which have been delivered to YTLI, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of SBBD since the formation of SBBD.

Section 3.5      Authorization and Validity.  The execution, delivery and performance by SBBD of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been or will be approved and duly authorized by all directors and the holders of a majority of the issued and outstanding common stock of SBBD pursuant to the laws of the State of Nevada.  This Agreement and the Related Agreements have been or will be as of the Closing Date duly executed and delivered by SBBD and constitute or will constitute legal, valid and binding obligations of SBBD, enforceable against SBBD in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies, subject to approval by the shareholders of SBBD.  The merger of SBBD with and into YTLI as set forth herein will not impair the ability or authority of SBBD to carry on its business as now conducted in any respect.

Section 3.6      No Violation.  Neither the execution, delivery or performance of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of SBBD or any agreement, indenture or other instrument under which SBBD is bound or to which SBBD Common Stock or any of the assets of SBBD are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon SBBD Common Stock or any of the assets of SBBD, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over SBBD Common Stock or the assets of SBBD.

Section 3.7      Consents.  No consent, waiver, authorization or approval of any governmental entity, and no declaration or notice to or filing or registration with any governmental entity, is required in connection with the execution and delivery of this Agreement by SBBD or the performance by SBBD of their obligations hereunder or thereunder, except for  such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, a materially adverse effect on SBBD or prevent or materially delay the consummation of the transactions contemplated by this Agreement..

Section 3.8      Financial Statements.  SBBD has furnished to YTLI copies of its audited balance sheet as of December 31, 2005 and 2004, together with the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the periods then ended and the notes thereto and its unaudited financial statements for the three month period ended March 31, 2006 (hereinafter jointly referred to as the “Financial Statements”).

Section 3.9      Liabilities and Obligations.  The Financial Statements reflect all liabilities of SBBD, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof.  All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated.  Except as set forth in the Financial Statements, SBBD is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and SBBD does not know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

Section 3.10    Assets.  Other than the business and assets to be acquired by SBBD described in the SBBD business plan provided to YTLI, SBBD hereby represents and warrants as follows:

(a)        Intellectual Property.  SBBD currently has one pending patents in electronic equipment.

(b)        Personal Property.  Other than various office computers, supplies and other miscellaneous items, SBBD has approximately $2,000,000 in wireless and wired cable TV equipment both tangible or intangible personal property as of the date of this agreement.

(c)        Leases.  Other than as previously disclosed to YTLI, SBBD currently has one lease for general office space on a month-to-month basis at approximately $2,900 per month.

Section 3.11    Commitments.

(a)        Commitments; Defaults.  Except as set forth in Exhibit “B” attached hereto (“Commitments”), SBBD has not entered into any other commitments, nor is SBBD’s Common Stock, the assets, or the business of SBBD bound by, whether or not in writing, any other:

(i)         partnership or joint venture agreement;

(ii)        deed of trust or other security agreement;

(iii)       guaranty or suretyship, indemnification or contribution agreement or performance bond;

(iv)       employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

(v)        labor or collective bargaining agreement;

(vi)       debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

(vii)      deed or other document evidencing an interest in or contract to purchase or sell real property;

(viii)      agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

(ix)       lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

(x)        agreement between SBBD and any affiliate of SBBD;

(xi)       agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of SBBD;

(xii)      any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $100,000 in the aggregate;

(xiii)      powers of attorney;

(xiv)     contracts containing non-competition covenants;

(xv)      any other contract or arrangement that involves either an unperformed commitment in excess of $100,000 or that terminates more than 30 days after the date hereof;

(xvi)     agreement relating to any material matter or transaction in which an interest is held by any person or entity;

(xvii)     agreement providing for the purchase from a supplier of all or substantially all of the requirements of SBBD or any Subsidiary of a particular product or service; or

(xviii)    any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of SBBD or any Subsidiary.

(b)        No Cancellation or Termination of Commitment.  Except as contemplated hereby, SBBD has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and SBBD does not know of any fact that would justify the exercise of such a right.  SBBD does not contemplate, or has no reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment.

Section 3.12    Adverse Agreements.  SBBD is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects, or may in the future materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of SBBD.

Section 3.13    Insurance. SBBD does not carry workers’ compensation or any  such other types of insurance.

Section 3.14    Patents, Trademarks, Service Marks and Copyrights.

(a)        Ownership.  Except for the rights set forth in Section 3.10(a) above, SBBD does not own patents, trademarks, service marks or copyrights.

Section 3.15    Taxes.

(a)        All tax returns that have been required to be filed by SBBD have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects.  SBBD is not currently the beneficiary of any extension of time within which to file any Return, and no claim has ever been made by any governmental authority in a jurisdiction where SBBD do not file Returns that SBBD is or may be subject to taxation by that jurisdiction, which claim has not been resolved as of the date hereof.

(b)        All taxes of SBBD which have become due (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid.  SBBD has withheld and paid over all Taxes required to have been withheld and paid over by them and have complied with all information reporting and back-up withholding requirements relating to Taxes.  There are no liens with respect to Taxes on any of the assets of SBBD, other than liens for Taxes not yet due and payable, and for which adequate reserves have been established in the unaudited Financial Statements.

Section 3.16    Compliance with Laws.  SBBD has complied with all laws, regulations and licensing requirements and have filed with the proper authorities all necessary statements and reports.  There are no existing violations by SBBD of any federal, state or local law or regulation that could affect the property or business of SBBD.  SBBD possess all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

Section 3.17    Finder’s Fee.  SBBD has not incurred any obligation for any finder’s, brokers or agent’s fee in connection with the transactions contemplated hereby.

Section 3.18    Litigation.  SBBD has not incurred any legal actions or administrative proceedings or investigations instituted or, to the knowledge of SBBD, threatened, against or affecting, or that could affect, SBBD, any of SBBD’s Common Stock, or the business of SBBD.  SBBD is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to SBBD or to their respective business, assets, operations or employees or (b) in default with respect to any such order, writ, injunction or decree.  SBBD does know of any basis for any such action, proceeding or investigation.

Section 3.19    Accuracy of Information.  SBBD states in connection with the transactions contemplated hereby are true, correct and complete in all material respects.  Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading.

Section 3.20    Certain Payments.  SBBD nor any director, officer or, to the knowledge of SBBD, employee, of SBBD has not paid or caused to be paid, directly or indirectly, in connection with the business of SBBD (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

ARTICLE IV

COVENANTS OF SBBD

SBBD hereby agrees that between the date hereof and the Closing:

Section 4.1      Consummation of Agreement.  SBBD shall use their best efforts to cause the consummation of the transactions contemplated hereby, in accordance with their terms and conditions.

Section 4.2      Meeting of or Written Consent of Stockholders of SBBD.  Following the execution of this Agreement, SBBD shall promptly take all action necessary in accordance with the NRS and the SBBD organizational documents, for the purpose of approving this Agreement and the transactions contemplated hereby, to convene a meeting of the SBBD security holders or to obtain the consent of the SBBD security holders by written action in lieu of a meeting.

Section 4.3      Business Operations.  SBBD shall operate their business in the ordinary course consistent with past practice.  SBBD shall use their reasonable best efforts to preserve the business of SBBD intact, to retain the present customers, suppliers, creditors, officers and employees.  SBBD shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of SBBD or take or fail to take any action that would cause or permit the representations made in Article III to be inaccurate at the time of Closing or preclude YTLI and SBBD from making such representations and warranties at the Closing.

Section 4.4      Material Change.  SBBD shall promptly inform YTLI in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of SBBD or any subsidiary.  Notwithstanding the disclosure to YTLI of any such material adverse change, SBBD and YTLI shall not be relieved of any liability for, nor shall the providing of such information by SBBD to YTLI be deemed a waiver by YTLI of, the breach of any representation or warranty of SBBD and YTLI contained in this Agreement.

Section 4.5      Employee Matters.  SBBD shall not, without the prior written approval of YTLI, except as required by law:

(a)        increase the Cash Compensation of the employees;

(b)        adopt, amend or terminate any Compensation Plan;

(c)        adopt, amend or terminate any Employment Agreement;

(d)        adopt, amend or terminate any Employee Policies and Procedures;

(e)        institute, settle or dismiss any employment litigation;

            (f)         enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

(g)        take or fail to take any action with respect to any past or present employee of SBBD that could adversely affect the business of SBBD.

Section 4.6      Employee Benefit Plans.  Except as disclosed herein, SBBD shall not, without the prior written approval of YTLI, except as required by law:

(a)        adopt, amend or terminate any Employee Benefit Plan;

(b)        take any action that would deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

(c)        fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

(d)        fail to file any return or report with respect to any Employee Benefit Plan; or

(e)        take or fail to take any action that could adversely affect any Employee Benefit Plan.

Section 4.7      Contracts.  Except with YTLI’s prior written consent, SBBD shall not waive any right or cancel any contract, debt or claim nor assume, enter into, amend or modify any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business consistent with past practices.

Section 4.8      Mortgages, Leases, Liens and Guaranties.  Except in relation to the SBBD Acquisitions, SBBD shall not, without the prior written approval of YTLI, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business consistent with past practice, or make any capital contribution or investment in any corporation, business or other person.  SBBD shall not (a) enter into (or commit to enter into) any new lease or renew any existing lease of real property (except pursuant to commitments for such lease or lease renewal entered into prior to the date hereof); or (b) purchase or acquire or enter into any agreement to purchase or acquire any real estate.

Section 4.9      No Negotiation with Others.  SBBD shall not solicit or participate in negotiations with (and SBBD shall use its best efforts to prevent any affiliate, shareholder, director, officer, employee or other representative or agent of SBBD from negotiating with, soliciting or participating in negotiations with) any third party with respect to the sale of the business of SBBD or any Subsidiary or any transaction inconsistent with those contemplated hereby, except to the extent necessary to comply with the fiduciary duties owed to SBBD’s Shareholders under Nevada Law.

Section 4.10    Corporate Actions.  No distribution, payment or dividend of any kind will be declared or paid by SBBD, nor will any repurchase or redemption of any capital stock of SBBD be approved or effected.  SBBD shall make no offerings, issuances or grants of securities of SBBD, including but not limited to options, warrants and other securities convertible into YTLI’s Common Stock.  SBBD shall not (a) adopt or propose any change in their respective articles of incorporation or bylaws; (b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or (c) split, combine, reclassify or take similar action with respect to its capital stock.

Section 4.11    General.  SBBD will not agree or commit to do any actions prohibited by this Agreement.

Section 4.12    Tax-Free Reorganization.  Neither SBBD nor YTLI shall take any action prior to or after the Effective Date that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code.

ARTICLE V

COVENANTS OF YTLI

YTLI’s agrees that between the date hereof and the Closing:

Section 5.1      Consummation of Agreement.  YTLI shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

Section 5.2      Meeting of or Written Consent of Stockholders of YTLI.  Following the execution of this Agreement, YTLI shall promptly take all action necessary in accordance with the DGCL and the YTLI organizational documents, for the purpose of approving this Agreement and the transactions contemplated hereby, to convene a meeting of the YTLI securityholders or to obtain the consent of the YTLI securityholders by written action in lieu of a meeting.

Section 5.3      Consents and Approvals of Third Parties. YTLI shall (a) use commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental entities, including, but not limited to, the SEC declaring effective the Registration Statement, and of all other Persons, required in connection with the execution, delivery and performance by YTLI of this Agreement, (b) diligently preparing and filing all documents required to be submitted by YTLI to any governmental entities, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by YTLI in connection with such transactions (which shall include, without limitation, timely furnishing all information that counsel to YTLI determines is required to be included in such documents or would be helpful in obtaining such required consent, waiver, authorization or approval).

Section 5.4      General.  YTLI will not agree or commit to do any actions prohibited by this Agreement.

ARTICLE VI

ADDITIONAL COVENANTS OF THE PARTIES

Section 6.1      Registration Statement.

(a)   Within thirty (30) days of the date hereof, YTLI shall prepare and file with the SEC a registration statement and information statement on Form S-4 (together with all amendments and supplements thereto, the “Registration Statement”), in connection with the registration under the Securities Act of (i) the shares of YTLI common stock to be issued to the SBBD Stockholders pursuant to the Merger.  Each of YTLI and SBBD shall promptly furnish all information concerning itself as the other may reasonably request in connection with such actions and the preparation of the Registration Statement.  YTLI shall use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after filing thereof. YTLI shall use reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective and free from any material misstatement or omission to state a material fact. YTLI shall keep the Registration Statement effective until the earlier of one year after the Effective Date, but in any event at least so long as is necessary to consummate the Merger.

(b)        YTLI shall make, and SBBD shall cooperate in, all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and applicable state securities and “blue sky” laws.  YTLI will advise SBBD promptly after it receives notice thereof, of oral or written comments by the SEC with respect to the Registration Statement, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the shares of YTLI common stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment to the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.  YTLI will provide SBBD with copies of any comments to the Registration Statement received from the SEC and shall consult with the SBBD in connection with the preparation of written responses to such comments.

(c)        The information supplied by YTLI for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by SBBD for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If, at any time prior to the Effective Date, YTLI or SBBD should discover any information relating to either party, or any of their respective Affiliates, directors or officers, that should be set forth in an amendment or supplement to the Registration Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC.

Section 6.2      Reorganization. The Parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code and will report it as such for federal, state and local income tax purposes. None of the Parties will knowingly take any action or fail to take any action, which action or failure to act would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING

Except as may be waived in writing by YTLI, the obligations of SBBD hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

Section 7.1      Registration Statement.  The Registration Statement shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding seeking a stop order and no proceeding shall be pending or threatened by the SEC, and all state securities and “blue sky” authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect.

Section 7.2      Representations and Warranties.  The representations and warranties of SBBD and YTLI contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all material respects as of the Closing Date; and YTLI shall have received a certificate of the SBBD’s President, dated as of the Closing Date, to the foregoing effect.

Section 7.3      Covenants and Conditions.  SBBD and YTLI shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by the SBBD and YTLI prior to the Closing Date; and YTLI shall have received a certificate of the SBBD’s President, dated as of the Closing Date, to the foregoing effect.

Section 7.4      Proceedings.  No action, proceeding or order by any court or governmental body or agency shall have been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

Section 7.5      No Material Adverse Change.  No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of SBBD shall have occurred since the date of the most recent balance sheet included in the unaudited Financial Statements.

Section 7.6      Resignations of Directors and Officers.  YTLI will deliver to SBBD the resignation of Todd Wallace as Director, the resignation of Allan Tracey as Director, Resignation of John Conroy as acting CEO/CFO of YTLI and will simultaneously appoint Calvin D. Smiley, Sr. to serve as President, CEO, Director and Chairman of the Board and Daniel M. Smith to serve as Secretary, Treasurer, CFO, to be effective immediately upon the Effective Date.

Section 7.7      Appraisal Rights.  No SBBD Stockholder shall have exercised its dissenter rights in connection with the Merger transaction in accordance with the NRS and no YTLI stockholder shall have exercised its appraisal rights in connection with the Merger transaction in accordance with DGCL.

Section 7.8      Approval by the Shareholders.  This Agreement and the transactions contemplated hereby shall have been approved by the Shareholders’ and Directors’ of SBBD and the Directors’ and Shareholders’ of YTLI pursuant to the laws of the respective jurisdiction of incorporation.

Section 7.10    Closing Deliveries.  YTLI shall have received all Documents, duly executed in form satisfactory to YTLI and its counsel.

ARTICLE VIII

CLOSING DELIVERIES

Section 8.1      Deliveries of SBBD.  At the Closing, SBBD and its Shareholder shall deliver to YTLI the following, all of which shall be in form and content satisfactory to YTLI and its counsel:

(a)        a copy of resolutions of the Board of Directors and shareholders of SBBD authorizing the execution, delivery and performance of this Agreement and all related Documents and agreements, each certified by the Secretary of SBBD as being true and correct copies of the originals thereof subject to no modifications or amendments;

(b)        all authorizations, consents, approvals, permits and licenses;

(c)        executed Articles of Merger and Certificate of Merger to be respectively filed with the state of Nevada and the State of Delaware to effectuate the Merger; and

            (d)        such other instrument or instruments of transfer as shall be necessary or appropriate, as YTLI or its counsel shall reasonably request, to vest in YTLI good and marketable title to the SBBD Common Stock.

Section 8.2      Deliveries of YTLI.  At the Closing, YTLI shall deliver the following to SBBD or the appropriate party:

            (a)        a copy of the resolutions of the Board of Directors of YTLI authorizing the execution, delivery and performance of this Agreement and all related Documents and agreements and approving the issuance of the YTLI Common Stock to be issued hereunder, each certified by YTLI’s Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

(b)        YTLI will deliver to SBBD the resignation of Todd Wallace as Director, the resignation of Allan Tracey as Director, Resignation of John Conroy as acting CEO/CFO of YTLI and will simultaneously appoint Calvin D. Smiley, Sr. to serve as President, CEO, Director and Chairman of the Board and Daniel M. Smith to serve as Secretary, Treasurer, CFO and Director, to be effective immediately upon the Effective Date.

ARTICLE IX

POST CLOSING MATTERS

Section 9.1      Further Instruments of Transfer.  Following the Closing, at the request of YTLI, SBBD shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (a) vest in YTLI good and marketable title to the SBBD Common Stock and (b) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder or thereunder.

Section 9.2      Indemnification of Directors and Officers.

(a)     From and after the Effective Date and for a period of six (6) years thereafter, YTLI shall fulfill and honor in all material respects the indemnification obligations contained in the SBBD Articles of Incorporation or by-laws, as in effect immediately prior to the Effective Date.

(b)     The provisions of this Section 9.2 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification as set forth in Section 9.2(a) and the heirs and representatives of such Person.  SBBD shall not permit the Surviving Corporation to dividend or distribute all or substantially all of its assets, or merge or consolidate with, or sell all or substantially all of its assets to, any other Person unless: (i) the Surviving Corporation ensures that the surviving or resulting entity will assume the obligations imposed by this Section 9.2; or (ii) YTLI agrees to assume the obligations of the Surviving Corporation imposed by this Section 9.2.

ARTICLE X

TERMINATION

Section 10.1    Termination by Parties.  This Agreement may be terminated:

(a)     At any time prior to the Closing Date by mutual written agreement of all Parties.

(b)          At any time prior to the Closing Date by YTLI if any representation or warranty of SBBD contained in this Agreement or in any certificate or other document executed and delivered by SBBD pursuant to this Agreement is or becomes untrue or breached in any material respect or if SBBD fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within seven days.

(c)          At any time prior to the Closing Date by SBBD if any representation or warranty of YTLI contained in this Agreement or in any certificate or other document executed and delivered by SBBD pursuant to this Agreement is or becomes untrue or breached in any material respect or if SBBD fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within seven days.

            (d)        By SBBD if the conditions stated in Article VII or VIII have not been satisfied by the Closing Date.

            (e)        By YTLI if the conditions stated in Article VII or VIII have not been satisfied by the Closing Date.

In the event this Agreement is terminated pursuant to subparagraph (b), (c), (d) or (e) above, SBBD, and YTLI shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

Section 10.2    Termination by Lapse of Time.  This Agreement shall terminate if the Closing Date has not occurred by November 30, 2006 or has been mutually agreed to extend the agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1    Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

Section 11.2    Assignment.  Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

Section 11.3    Non-Survival of Representations and Warranties.  The respective representations and warrantiess of the Parties shall be deemed only to be conditions of the Merger and shall not survive the Effective Date.

Section 11.4    Waiver.  No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition.  No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies.  All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

Section 11.5    Costs, Expenses and Legal Fees.  Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees and expenses), except that each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by any other party in successfully (a) enforcing any of the terms of this Agreement against such breaching party or (b) proving that another party breached any of the terms of this Agreement.

Section 11.6    Parties In Interest; No Third Party Beneficiaries.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.  Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

Section 11.7  Entire Agreement.  This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 11.8  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 11.9  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATES OF NEVADA AND DELAWARE.

Section 11.10 Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terns or provisions hereof.

Section 11.11  Gender and Number.  When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

Section 11.12  Reference to Agreement.  Use of the words “herein”, “hereof”, “hereto” and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

Section 11.13  Confidentiality; Publicity and Disclosures.  Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that is required by federal securities laws or the rules of the Pink Sheets or any other inter-dealer quotation system or stock exchange, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by YTLI in connection with conducting an examination of the operations and assets of the SBBD.

Section 11.14  Notice.  Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission.  Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the third business day following the date on which it is so mailed.  For purposes of notice, the addresses of the parties shall be:

If to SBBD:                                   Sunrise Broadband Group, Inc.

                                                     10901 West 120th Ave., Suite 185

                                                     Broomfield, CO 80021

with a copy to:                    Godwin Pappas Langley Ronquillo, LLP

                                          Phillip W. Offill, Jr.

                                        1201 Elm Street, Suite 1700

                                        Dallas, Texas 75270

If to YTLI:                          Y-Tel International, Inc.

                                           806 O’Neal Lane
                                           Baton Rouge, LA 70816

with a copy to:                              Ronald L. Brown, Esq.
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

Section 11.15  Counterparts Facsimile Execution.  For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.  No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

EXECUTED as of the date first above written.

                                                                       SUNRISE BROADBAND GROUP, INC.:

            By:       /s/ Calvin D. Smiley

                    Calvin D. Smiley, CEO

              Y-TEL INTERNATIONAL, INC.:

            By        /s/ John Conroy

                          John Conroy, Acting CEO

Exhibit “A”

List of Directors of Sunrise Broadband Group, Inc. & Y-Tel International, Inc.:

Sunrise Broadband Group, Inc. Directors:

Calvin D. Smiley – CEO, President and Director
Daniel M. Smith – Secretary, Treasurer, CFO and Director

Y-Tel International, Inc. Directors:

Steve Lipman -- Director

John T. Conroy -- Acting Chief Executive Officer/Chief Financial Officer and Director

Todd Wallace – Director

Allan Tracey -- Director

Exhibit “B”

List of SBBD Agreements

Sunrise Broadband Group, Inc.

Section 3.11 Commitments

            (ii)        Dutchess Private Equities Fund, LP

                        $25 million Equity Line of Credit

-                     Investment Agreement

-                     Registration Rights Agreement

(iv)             Employment Agreement

-                     Calvin D. Smiley

-                     Daniel M. Smith

(v)               Bridge Loan and various Promissory Notes

(viii)         Small Cap Voice

                        Financial Public Relations Agreement

                  Epoch Financial Group, Inc.

                        Transaction Fee Agreement (Consulting)

(ix)             Catlin Properties

                        Month to month rental agreement

Exhibit “C”

List of YTLI Agreements

I. Funding Agreements:

  SICAV ONE Securities Purchase Agreement
  SICAV TWO Securities Purchase Agreement
  SICAV ONE addendum
  SICAV TWO addendum

II. Employment Agreements:

      a. Steve Lipman (terminated)

      b. John Conroy

III. Agreements with Accountants and Attorneys:

  Engagement with Corbin and Company as the company’s auditors
  Engagement with Andrews Kurth as the company’s corporate council

IV. Loan Agreements

  Loan agreement with John Conroy for $50,000 due upon demand.

V. Lease Agreements:

Monthly lease agreement with Dallas Exchange